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                                                                  EXHIBIT 10(tt)

                Amendment to National Medical Enterprises, Inc.
                     Supplemental Executive Retirement Plan
                                 Dated November 1, 1984
                                 As Amended May 21, 1986
                           As Amended April 25, 1994

          THIS AMENDMENT TO NATIONAL MEDICAL ENTERPRISES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Amendment") is made, entered into and effective as of the 25th day of July, 1994.

                               R E C I T A L S :
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          WHEREAS, National Medical Enterprises, Inc., a Nevada corporation
("NME") adopted the Supplemental Executive Retirement Plan (the "Plan"), pursuant to a document dated November 1, 1984 and amended May 21, 1986 and April 25, 1994;

          WHEREAS, Section 5.4 of the Plan provides that NME reserves the right, in its sole discretion, to amend the Plan; and

          WHEREAS, NME desires to amend the Plan to amend the definition of "Change of Control" contained in the Plan and to waive certain "Conditions Precedent" under certain circumstances;

          NOW, THEREFORE, intending to be legally bound, NME hereby agrees to amend the Plan as follows:

                              A M E N D M E N T :
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          1.  Section 2.5 of the Plan is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "2.5  Change of Control.  "Change of Control" of NME shall be deemed
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     to have occurred if either (a) any person as such term is used in Sections
     13(c) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes the beneficial owner directly or indirectly of securities of NME representing 20% or more of the combined voting power of NME's then outstanding securities or (b) individuals who, as of April 1, 1994, constitute the Board of Directors of NME (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (i) any individual who becomes a director of NME subsequent to April 1, 1994, whose election, or nomination for election by the NME's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board, and (ii) no individual who was elected initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board."

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     2.   Section 3.8 of the Plan is hereby amended by adding the following as new subparagraph 3.8(c):

          "c. For a Participant who (a) is an active, full-time employee, (b) has not yet begun to receive benefit payments under the Plan and (c) is involuntarily terminated from employment without cause or voluntarily terminates employment pursuant to Section 3.8(c) above, within two years following a Change of Control of NME while this Plan remains in effect, the provisions of Section 5.7(ii) below shall not apply."

     3. The Plan, as amended by this Amendment, remains in full force and effect.

     IN WITNESS WHEREOF, NME has signed this Amendment on the date set forth above.

NATIONAL MEDICAL ENTERPRISES, INC.



By: /s/ SCOTT M. BROWN
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Its: Senior Vice President
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